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INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Templeton Global Investment Trust

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Templeton Global Balanced Fund

A SERIES OF Templeton Global Investment Trust

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301-1923

 IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Templeton Global Balanced Fund (the “Fund”), a series of Templeton Global Investment Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/wbrjxrfrgr/325_stmt_1022.

The Information Statement describes a recent change involving the investment management of the Fund.  Templeton Global Advisors Limited (“TGAL”) currently serves as the investment manager to the Fund.  Under an exemptive order from the U.S. Securities and Exchange Commission, TGAL is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, TGAL, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  On July 13, 2022, the Board, on behalf of the Fund, appointed Templeton Investment Counsel, LLC (“TICL”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between TGAL and TICL, effective August 1, 2022, pursuant to which TICL supports TGAL in providing investment advice to the Fund.  In connection with the appointment of TICL as a sub-advisor to the Fund, Douglas Grant and Derek Taner, employees of TICL, have been added as portfolio managers to the Fund.

A more detailed description of TICL and its investment operations, information about the new sub-advisory agreement with TICL, and the reasons the Board appointed TICL as a sub-advisor are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about October 28, 2022, to shareholders of record of the Fund as of October 14, 2022.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise.  If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least January 25, 2022.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN / (800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one..

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

Templeton Global Balanced Fund

A SERIES OF TEMPLETON GLOBAL INVESTMENT TRUST

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301-1923

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Templeton Global Balanced Fund (the “Fund”), a series of Templeton Global Investment Trust (the “Trust”).  At a meeting held on July 13, 2022 (the “July Board Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed Templeton Investment Counsel, LLC (“TICL”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Templeton Global Advisors Limited (“TGAL” or the “Investment Manager”) the Fund’s investment manager, and TICL, effective August 1, 2022, pursuant to which TICL supports TGAL in providing investment advice to the Fund.  In connection with the appointment of TICL as a sub-advisor to the Fund, Douglas Grant and Derek Taner, employees of TICL, have been added as portfolio managers to the Fund.  TGAL has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), TGAL is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about October 28, 2022 to all shareholders of record of the Fund as of October 14, 2022 (the “Record Date”).  The Information Statement will be available online at https://franklintempletonprod.widen.net/s/wbrjxrfrgr/325_stmt_1022 until at least January 25, 2023.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

 NOT TO SEND US A PROXY.

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Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of TGAL, has approved a new sub-advisory agreement between TGAL and TICL (the “TICL Sub-Advisory Agreement”).  TGAL and TICL are both wholly owned subsidiaries of Franklin Resources, Inc. (“FRI”).  This Information Statement provides details regarding TICL, the TICL Sub-Advisory Agreement and the reasons the Board appointed TICL as a new sub-advisor.

What is the Manager of Managers Structure?

Following the appointment of TICL as a sub-advisor, the Fund had two sub-advisors, TICL and Franklin Advisers, Inc. (“FAV”).  TICL and FAV provide TGAL with investment management advice (which may include research and analysis).  Pursuant to the Manager of Managers Order, TGAL has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  TGAL also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, TGAL may allocate and, when appropriate, reallocate the Fund’s assets among sub-advisors, and will monitor and evaluate each sub-advisor’s performance.  The sub-advisors are jointly responsible for selecting investments for the Fund’s portfolio.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of their hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF TICL AS A SUB-ADVISOR TO THE FUND

Why was TICL appointed as a New Sub-Advisor?

TGAL recommended, and the Board approved, the appointment of TICL as a sub-advisor to the Fund to enable Douglas Grant and Derek Taner, employees of TICL, to serve as portfolio managers of the Fund.  Prior to TICL’s appointment, Warren Pustam, Vice President of TGAL, Herbert J. Arnett, Jr., Vice President of TGAL and Michael Hasenstab, Executive Vice President of FAV were the named portfolio managers of the Fund, with Dr. Hasenstab and Mr. Pustam designated as co-lead portfolio managers.  Mr. Grant and Mr. Taner, who replaced Mr. Pustam and Arnett, are members of the Templeton Global Equity Group team and joined TICL in 2020 and 2019, respectively.  Mr. Grant’s research focus is on special situations and Mr. Taner is a healthcare and income funds’ specialist with a strong macroeconomic perspective.  Mr. Grant and Mr. Taner are portfolio managers on the Templeton Global Equity Group’s other balanced mandates and already work closely with Dr. Hasenstab.  Management believes that the performance of the Fund would benefit from the dedicated focus of Mr. Grant and Mr. Taner.

With the approval of the TICL Sub-Advisory Agreement, Mr. Pustam and Mr. Arnett no longer serve as portfolio managers for the Fund. Mr. Grant and Mr. Taner, together with Dr. Hasenstab, now are designated as co-lead portfolio managers and have joint responsibility for the day-to-day management of the Fund’s portfolio in accordance with the Fund’s current investment strategies.  They have equal authority over all aspects of the Fund’s investment portfolio, including, but not limited to, purchase and sales of individual securities, portfolio risk assessment, and the management of daily cash balances.

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Has the addition of TICL increased the Fund’s fees and expenses?

No.  The addition of TICL as sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by TGAL to TICL are deducted from the fees paid by the Fund to TGAL.  The approval of the TICL Sub-Advisory Agreement for the Fund did not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Information about TICL

TICL, located at 300 Southeast 2nd Street, Ft. Lauderdale, Florida 33301, is organized as a Delaware limited liability company, and is registered as an investment advisor with the SEC.  TICL is a wholly owned subsidiary of Templeton Worldwide Inc., and an indirect wholly owned subsidiary of FRI.  Together, TICL and its affiliates manage, as of September 30, 2022, $1.30 trillion in assets, and have been in the investment management business since 1947.  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of September 30, 2022.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The following table sets forth the name, business address and principal occupation of the principal executive officers and directors of TICL.

Name and Address	Position	Principal Occupation
Michael Foley 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Executive Vice President	Head of U.S. Institutional of Franklin Templeton Institutional, LLC
Jed A. Plafker 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Executive Vice President	Executive Vice President, Global Alliances and New Business Strategies of Franklin Resources, Inc.
Harlan B. Hodes 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Executive Vice President/Portfolio Manager - Research Analyst	Executive Vice President/Portfolio Manager, Research Analyst, Director of Small Cap Research of the Templeton Global Equity Group
Peter A. Nori 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Executive Vice President/Portfolio Manager - Research Analyst	Executive Vice President/Portfolio Manager, Research Analyst of the Templeton Global Equity Group
Tracy A. Harrington One Franklin Parkway, San Mateo, CA 94403	Senior Vice President, Institutional Marketing Support	Managing Director of Global Business Services and Global Marketing Services of Franklin Templeton Companies, LLC
Heather Waddell 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Senior Vice President/Portfolio Manager - Research Analyst	Executive Vice President/Portfolio Manager, Research Analyst of the Templeton Global Equity Group
William S. Deakyne, Jr. One Franklin Parkway, San Mateo, CA 94403	Senior Vice President	Senior Vice President and Head of U.S. Institutional Relationship Management of Franklin Templeton Institutional, LLC
Charles Reed Hutchens 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Senior Vice President	Executive Vice President and Head of the Portfolio Insights Team of the Templeton Global Equity Group
Philip Portera One Franklin Parkway, San Mateo, CA 94403	Senior Vice President	Senior Vice President and Head of Investment Compliance of Franklin Templeton Companies LLC
Alok Sethi 100 Fountain Parkway, St. Petersburg, FL 33716	Senior Vice President	Executive Vice President of Technology & Operations of Franklin Templeton Investments
Lori A. Weber 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Vice President and Secretary	Senior Associate General Counsel of Franklin Templeton Investments
Kimberly H. Novotny 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Vice President and Assistant Secretary	Senior Associate General Counsel of Franklin Templeton Investments
Sandra A. Schoren-Testa 300 S.E. 2nd Street, Fort Lauderdale, FL, 33301	Vice President, Institutional Relationship Manager	Senior Vice President and Institutional Relationship Manager of Franklin Templeton Institutional, LLC
Laura F. Fergerson 3344 Quality Drive, Rancho Cordova, California 95670	Vice President	President of Franklin Templeton Services, LLC
Gwen L. Shaneyfelt One Franklin Parkway, San Mateo, CA 94403	Vice President	Executive Vice President and Chief Accounting Officer of Franklin Resources, Inc.
Lindsey Oshita One Franklin Parkway, San Mateo, CA 94403	Controller	Chief Accounting Officer – Americas of Franklin Templeton Companies, LLC
Mark L. Constant One Franklin Parkway, San Mateo, CA 94403	Treasurer	Vice President & Treasurer of Franklin Resources, Inc.
Craig S. Tyle One Franklin Parkway, San Mateo, CA 94403	Chief Legal Officer	Executive Vice President and Senior Advisor of Franklin Resources, Inc.
Michael D’Agrosa 5000 Yonge Street, Suite 900, Toronto, Ontario Canada M2N 0A7	Chief Compliance Officer	Chief Compliance and Chief Anti-Money Laundering Officer of Franklin Templeton Investments Corporation

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TICL does not manage or sub-advise any other U.S. registered investment companies with investment objectives and strategies that are similar to the Fund.

material terms of the TICL Sub-Advisory Agreement

Below is a summary of the material terms of the TICL Sub-Advisory Agreement.  The TICL Sub-Advisory Agreement is substantially similar to the terms of the sub-advisory agreement in place for FAV.

Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of TGAL, TICL provides certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TGAL will continue to have full responsibility for all investment advisory services provided to the Fund, including determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the investment securities within the Fund shall be exercised.

Sub-advisory Fees.  TICL’s provision of sub-advisory services to the Fund has no impact on the amount of investment management fees that are paid by the Fund or Fund shareholders because the fees that are received by TICL are paid directly by TGAL.  Further, shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated.  The approval of the TICL Sub-Advisory Agreement has not affected how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Under the TICL Sub-Advisory Agreement, TGAL pays TICL a monthly fee in U.S. dollars equal to 40% of the “net investment advisory fee” paid by the Fund to TGAL.  The net investment advisory fee is defined in the TICL Sub-Advisory Agreement to equal (i) 96% of an amount equal to the total investment management fee payable to TGAL, minus any Fund fees and/or expenses waived and/or reimbursed by TGAL, minus (ii) any fees payable by TGAL to Franklin Templeton Services, LLC (“FT Services”) for fund administrative services.

Payment of Expenses.  During the term of the TICL Sub-Advisory Agreement, TICL pays all expenses incurred by it in connection with the services to be provided by it under the TICL Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  TICL must use its best efforts to obtain for the Fund the most favorable price and execution available when placing trades for the Fund’s portfolio transactions. The TICL Sub-Advisory Agreement recognizes that TICL may place orders on behalf of the Fund with a broker who charges a commission for that transaction which is in excess of the amount of commissions that another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, in accordance with the Fund’s policies and procedures, the terms of the amended and restated investment management agreement dated December 29, 2017, between the Trust, on behalf of the Fund, and TGAL (the “Management Agreement”), the Fund’s prospectus and Statement of Additional Information, and applicable law.

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Limitation of Liability.  The TICL Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of TICL, neither TICL nor any of its directors, officers, employees or affiliates will be subject to liability to TGAL, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The TICL Sub-Advisory Agreement will continue in effect for two years after its effective date of August 1, 2022.  If not sooner terminated, the Sub-Advisory Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

Termination.  The TICL Sub-Advisory Agreement may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to TGAL and TICL, or a 1940 Act Majority Vote of the Fund’s shareholders, or (ii) by TGAL or TICL upon not less than sixty (60) days’ written notice to the other party.

What brokerage fees were paid by the Fund to affiliates of TICL during the most recent fiscal year?

Information regarding the brokerage fees paid by the Fund to affiliates of TICL during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the TICL Sub-Advisory Agreement?

At the July Board Meeting, the Board of Trustees, including a majority of the trustees who are not “interested persons” as defined in the 1940 Act of the Trust (“Independent Trustees”), reviewed and approved the TICL Sub-Advisory Agreement for an initial two-year period.  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the TICL Sub-Advisory Agreement.

The Board reviewed and considered information provided by TGAL at the July Board Meeting with respect to the TICL Sub-Advisory Agreement.  The Board also reviewed and considered the factors it deemed relevant in approving the TICL Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by TICL; and (ii) the costs of the services to be provided by TICL.  The Board further reviewed and considered information provided by management showing the expected impact of hiring TICL on TGAL’s profitability consistent with the Manager of Managers Order.  The Board also considered that management proposed that the Board approve the TICL Sub-Advisory Agreement in order to facilitate portfolio management team changes, effective August 2022.  The Board reviewed and further considered the form of TICL Sub-Advisory Agreement and the terms of the TICL Sub-Advisory Agreement, which were discussed at the Meeting, noting that the terms and conditions of the TICL Sub-Advisory Agreement were substantially similar to the terms and conditions of sub-advisory agreements for other FT mutual funds.

In approving the TICL Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of TICL is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which TGAL or TICL derives an inappropriate advantage.  The Board also determined that the terms of the TICL Sub-Advisory Agreement are fair and reasonable.  While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

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Nature, Extent and Quality of Services

The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by TICL and currently being provided by TGAL and its affiliates to the Fund and its shareholders.  In doing so, the Board noted that the Fund employs a “manager of managers” structure pursuant to the Manager of Managers Order granted to TGAL by the SEC, whereby TGAL and the Fund may, without shareholder approval, enter into sub-advisory agreements with sub-advisors that are indirect or direct wholly owned subsidiaries of FRI.  In particular, with respect to TICL, the Board took into account that two new portfolio managers proposed to serve as portfolio managers for the Fund are employees of TICL and members of the Templeton Global Equity Group.  The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by TICL to the Fund and its shareholders under the TICL Sub-Advisory Agreement; TICL’s experience as a manager of other funds and accounts, including those within the FT organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of TICL and TICL’s capabilities, as demonstrated by, among other things, its policies and procedures reasonably designed to prevent violations of the federal securities laws.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the FT family of funds.  The Board noted the financial position of FRI, the parent of TGAL and TICL, and its commitment to the mutual fund business as evidenced by its reassessment of fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Fund by the FT organization.  The Board specifically noted FT’s commitment to being a global leader in stewardship and sustainability.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by TICL to the Fund and its shareholders.

Fund Performance

The Board noted its review and consideration of the performance results of the Fund in connection with the February 2022 annual contract renewal (Annual Contract Renewal) of the Fund’s Management Agreement and at regular Board meetings throughout the year.  The Board recalled that in connection with the Annual Contract Renewal the Board discussed with management the actions that were being taken in an effort to improve the performance of the Fund and the global equity funds as a whole. The Board further recalled that management specifically highlighted the strategic initiatives being undertaken in the Templeton Global Equity Group, including enhancements to the leadership of the group and the commitment of additional resources important to delivering sustainable returns. The Board also recalled that it concluded that the Fund’s management agreements that were considered at the Annual Contract Renewal meeting should be continued for an additional one-year period, while management’s efforts continued to be closely monitored. The Board noted management’s proposal to retain TICL and make enhancements to the Fund’s portfolio management team, as presented at the Meeting, and determined that, in light of these changes, additional time will be needed to evaluate the effectiveness of management’s actions.

8

Comparative Fees and Expenses

The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by TICL.  The Board noted that the addition of TICL will have no impact on the amount of management fees that are currently paid by the Fund as TICL will be paid by TGAL out of the management fee that TGAL receives from the Fund.  The Board further noted that the allocation of the fee between TGAL and TICL reflected the services to be provided by each. The Board concluded that the proposed investment sub-advisory fee is reasonable.

Management Profitability and Economies of Scale

The Board noted management’s belief that TGAL’s profitability is not expected to materially change as a result of the addition of TICL.  The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the Management Agreement with TGAL had not changed as a result of the proposal to approve the TICL Sub-Advisory Agreement.

Conclusion

Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the TICL Sub-Advisory Agreement for an initial two-year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

TGAL currently serves as the Fund’s investment manager pursuant to the Management Agreement.  The Board most recently voted to renew the Management Agreement for the Fund on February 28, 2022.  TGAL’s principal offices are located at Templeton building, Lyford Cay, Nassau, the Bahamas 7759.  TGAL is an indirect, wholly owned subsidiary of FRI.  Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT TICL.”

The Trustees who are interested persons of TGAL or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by TGAL and its affiliates from the Fund.

The Trust employs TGAL to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the TICL Sub-Advisory Agreement, TICL provides certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.  TGAL will continue to have full responsibility for all investment advisory services provided to the Fund, including determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the investment securities within the Fund shall be exercised.  TGAL, TICL and FAV also may place orders for the execution of the Fund’s securities transactions.  In addition, TGAL has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors.  In allocating the Fund’s assets, TGAL has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays TGAL a fee equal to an annual rate of:

  0.825% of the value of net assets up to and including $500 million;
  0.725% of the value of net assets over $500 million up to and including $1 billion;
  0.675% of the value of net assets over $1 billion up to and including $1.5 billion;
  0.625% of the value of net assets over $1.5 billion up to and including $6.5 billion;
  0.600% of the value of net assets over $6.5 billion up to and including $11.5 billion;
  0.5775% of the value of net assets over $11.5 billion up to and including $16.5 billion;
   0.565% of the value of net assets over $16.5 billion up to and including $19 billion;
   0.555% of the value of net assets over $19 billion up to and including $21.5 billion; and
  0.545% of the value of net assets over $21.5 billion

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The fee is calculated daily and paid monthly according to the terms of the Management Agreement.  Each class of the Fund’s shares pays its proportionate share of the fee.

For the fiscal year ended December 31, 2021, TGAL contractually agreed to waive or assume certain expenses so that common expenses (excluding Rule 12b-1 fees, acquired fund fees and expenses and certain non-routine expenses) for each class of the Fund do not exceed 0.95% until April 30, 2023.  TGAL also contractually agreed in advance to reduce its fees as a result of the Fund's investment in Franklin Templeton affiliated funds (acquired fund) for at least one year following May 1, 2022.

The investment management fee, as a percentage of the Fund’s net assets, for the fiscal year ended December 31, 2021, before and after waivers, was 0.80% and 0.75%, respectively for the Class A shares.  For the fiscal year ended December 31, 2021, the aggregate amount of the investment management fees paid by the Fund to TGAL was $4,758,931 (after fee waivers).  Investment management fees before waivers totaled $5,419,903.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of TGAL and TICL.  The fee for administrative services provided by FT Services is paid by TGAL based on the Fund’s average daily net assets, and is not an additional expense of the Fund.  For the fiscal year ended December 31, 2021, TGAL paid FT Services administrative fees of $942,993.  JPMorgan Chase Bank, N.A. (“JPMorgan”), with offices at 70 Fargo Street, Boston, Massachusetts 02210, has an agreement with FT Services to provide certain sub-administrative services for the Fund.  These services continue to be provided subsequent to the approval of the TICL Sub-Advisory Agreement.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

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In connection with the offering of the Fund’s Class A, Class A1, Class C, Class C1 and Class R shares, Distributors received $165,294 in total commissions and retained $17,774 for the fiscal year ended December 31, 2022.  Distributors also received $1,515 in connection with the redemption or repurchase of shares for the fiscal year ended December 31, 2022.  For the fiscal year ended December 31, 2022, the Fund paid $855,404 under the Fund’s Class A 12b-1 plan, $473,487 under the Fund’s Class A1 12b-1 plan, $855,404 under the Fund’s Class A 12b-1 plan, $473,487 under the Fund’s Class A1 12b-1 plan, $649,252 under the Fund’s Class C 12b-1 plan, $50,395 under the Fund’s Class C1 12b-1 plan, and $6,847 under the Fund’s Class R 12b-1 plan.  Distributors does not receive compensation from the Fund for acting as the principal underwriter with respect to the Fund’s Class R6 or Advisor Class shares.  These services continue to be provided subsequent to the approval of the TICL Sub-Advisory Agreement.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.  These services continue to be provided subsequent to the approval of the TICL Sub-Advisory Agreement.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

Principal Shareholders

The outstanding shares and classes of the Fund as of October 14, 2022, are set forth in Exhibit A.  To the knowledge of the Fund’s management, as of October 14, 2022, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of October 14, 2022, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of each class of the Fund.  The board members may own shares in other funds in Franklin Templeton.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, 300 S.E. 2nd Street, Fort Lauderdale, FL 33301-1923, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

11

EXHIBIT A

OUTSTANDING SHARES OF THE TEMPLETON GLOBAL BALANCED FUND AS OF OCTOBER 14, 2022

Templeton Global Balanced Fund	Outstanding Shares
Class A Shares	98,806,435.11
Class A1 Shares	51,395,112.22
Class C Shares	9,514,748.63
Class C1 Shares	1,026,226.66
Class R Shares	296,445.16
Class R6 Shares	1,096,928.76
Advisor Class Shares	16,500,810.88
Total	178,636,707.42

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Templeton Global Balanced Fund as of October 14, 2022.

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	27,468,824.68	27.80
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	7,594,734.865	7.69
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	6,605,856.326	6.69
	National Financial Services LLC* Attn: Mutual Fund Department, FL 4 499 Washington Boulevard Jersey City, NJ 07310-1995	5,556,072.819	5.62
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	5,509,641.877	5.58
Class A1	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	6,104,216.534	11.88
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	5,149,046.495	10.02
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	4,058,429.365	7.90
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	3,143,569.447	6.12
	Morgan Stanley Smith Barney LLC* 1 New York Plaza, FL 12 New York, NY 10004-1901	2,904,476.532	5.65
	National Financial Services LLC* Attn: Mutual Fund Department, FL 4 499 Washington Boulevard Jersey City, NJ 07310-1995	2,706,730.044	5.27
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St Petersburg, FL 33716-1102	2,664,050.344	5.18
Advisor Class	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	1,736,221.953	10.52
	National Financial Services LLC* Attn: Mutual Fund Department, FL 4 499 Washington Boulevard Jersey City, NJ 07310-1995	1,659,182.581	10.06
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St Petersburg, FL 33716-1102	1,591,905.74	9.65
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	1,571,421.873	9.52
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East, FL 2 Jacksonville, FL 32246-6484	1,284,030.642	7.78
	Morgan Stanley Smith Barney LLC* 1 New York Plaza, FL 12 New York, NY 10004-1901	1,076,831.41	6.53
Class C	Charles Schwab & Co.* 211 Main Street San Francisco, CA 94105-1905	1,150,043.377	12.09
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	1,049,512.821	11.03
	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	704,488.233	7.40
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	508,831.965	5.35
	National Financial Services LLC* Attn: Mutual Fund Department, FL 4 499 Washington Boulevard Jersey City, NJ 07310-1995	476,379.517	5.01
Class C1	WFCS LLC* 2801 Market Street St. Louis, MO 63103-2523	112,242.77	10.94
	Morgan Stanley Smith Barney LLC* 1 New York Plaza, FL 12 New York, NY 10004-1901	107,580.675	10.48
	American Enterprise Investment SVC* 707 2nd Avenue South Minneapolis, MN 55402-2405	75,954.557	7.40
	Charles Schwab & Co.* 211 Main Street San Francisco, CA 94105-1905	54,564.588	5.32
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	52,988.508	5.16
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St Petersburg, FL 33716-1102	52,918.485	5.16
Class R	Equitable Life* 200 Plaza Drive, Unit HM-2 Secaucus, NJ 07094-3607	126,727.413	42.75
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East, FL 2 Jacksonville, FL 32246-6484	71,269.784	24.04
	FTIOS Custodian for the Rollover IRA* P.O. Box 33030 St. Petersburg, FL 33733-8030	17,616.801	5.94
Class R6	Edward Jones & Co.* 12555 Manchester Road St. Louis, MO 63131-3710	856,174.112	78.05
	Oppenheimer & Co. Inc.* 9479 Van Cleve Avenue Vassar, MI 48768	84,860.82	7.74

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*For the benefit of its customer(s).

                                                                                                                                    325 STMT 10/22

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